                                                                     EXHIBIT 4.3

                           [FORM OF FIXED RATE NOTE]

     Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) (the "Depositary") to the Company or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of the Depositary and any payment is made payable to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.

     Unless and until this Security is exchanged in whole or in part for certificated Securities registered in the names of the various beneficial holders hereof as then certified by the Depositary or a successor depositary, this Security may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to another nominee of the Depositary or to the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor depositary.
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                         LEGGETT & PLATT, INCORPORATED
                          Medium-Term Notes, Series I

Original Issue Date:                     Redeemable:  Yes __  No __
Interest Rate:                           Redemption Commencement Date:
Overdue Interest Rate:                   Redemption Percentage:
Stated Maturity Date:                    Annual Redemption Percentage Reduction:
Issue Price (%):                         Other Provisions:
Original Issue  Discount Security:
 Yes __  No __


                             OID:  Yes ___ No ___
                           Total Amount of OID (%):
                            Yield to Maturity (%):
                        Initial Accrual Period OID (%):

               _________________________________________________

No. _____                                              Principal Amount
                                                       $ _______________
                                                       CUSIP


     LEGGETT & PLATT, INCORPORATED, a corporation duly organized and existing under the laws of Missouri (herein called the "Company", which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to _______________, or registered assigns, the principal sum of_____________________ Dollars on the Stated Maturity Date specified above, and to pay interest thereon from the Original Issue Date specified above or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semiannually in arrears on April 1 and October 1 in each year, commencing with the Interest Payment Date next succeeding the Original Issue Date specified above, and at Stated Maturity or redemption, if any, at the Interest Rate per annum, if any, specified above (subject to adjustment upon default as specified below), until the principal hereof is paid or made available for payment. Interest so payable shall be computed on the basis of a 360-day year consisting of twelve 30-day months. The interest so payable, and paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the fifteenth day (whether or not a Business Day) next preceding such Interest Payment Date. Notwithstanding the foregoing, (a) if the Original Issue Date of this Security is after a Regular Record Date and before the corresponding Interest Payment Date, interest so payable for the period from and including the Original Issue Date to but excluding such Interest Payment Date shall be paid on the next succeeding Interest Payment Date to the Holder hereof on the related Regular Record Date; and (b) interest payable at Maturity shall be paid to the Person to whom principal shall be paid. Except as otherwise provided in the Indenture, any such interest not so paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

     The overdue principal of and interest on this Security shall bear interest at the Overdue Interest Rate per annum specified above (to the extent that the payment of such interest shall be legally enforceable), which shall accrue from the date of such default in payment to the date payment of such principal or interest has been made or duly provided for. Interest on any overdue principal or interest shall be payable on demand. Any such interest on any overdue principal or interest shall bear interest at the Overdue Interest Rate per annum specified above (to the extent that the payment of such interest shall be legally enforceable), which shall accrue from the due date for payment of said principal or interest to the date payment of such interest has been made or duly provided for, and such interest shall also be payable on demand. If the Interest Rate specified above shall be zero, the principal of this Security shall not bear interest, except in the case of a default in payment of principal at Maturity, and in such case the overdue principal of this Security shall bear interest at the Overdue Interest Rate per annum specified above (to the extent that the payment of such interest shall be legally enforceable), which shall accrue from the date of such default in payment to the date payment of such principal has been made of duly provided for. Interest on such overdue principal shall be payable on demand.

     Payment of the principal of and premium, if any, and interest, if any, on this Security, as aforesaid, will be made at the offices of The Chase Manhattan Bank, New York, New York or at such other office or agency as may be designated for such purpose by the Company from time to time and will be made in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts; provided, however, that at the option of the Company, payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register, or in the case of Holders of $1,000,000 or more in aggregate principal amount of the Securities of this series denominated and payable in U.S. dollars, by wire transfer to an account of the Person entitled thereto located in the United States, provided, that such Person shall have given the Paying Agent satisfactory wire transfer instructions by the Regular Record Date preceding the applicable Interest Payment Date, with reference to the identifying information concerning such Holder to be found in the Security Register.

     Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee referred to or the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Date:______________________________

                                            LEGGETT & PLATT, INCORPORATED


                                            By: ________________________________


                            [REVERSE SIDE OF NOTE]

     This Security is one of a duly authorized issue of securities of the Company (herein called the "Securities"), issued and to be issued in one or more series under an Indenture, dated as of November 24, 1999 (such Indenture, together with any constituent instruments establishing the terms of particular Securities, being herein called the "Indenture"), between the Company and The Chase Manhattan Bank, as Trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be authenticated and delivered. The acceptance of this Security shall be deemed to constitute the consent and agreement by the Holder hereof to all of the terms and provisions of the Indenture. This Security is one of the series designated on the face hereof.
By the terms of the Indenture, additional Securities of other separate series, which may vary as to date, amount, Stated Maturity, interest rate or method of calculating the interest rate and in other respects as therein provided, may be issued in an unlimited principal amount.

     If any Interest Payment Date, any Redemption Date or the Stated Maturity of this Security shall not be a Business Day (as hereinafter defined) at any Place of Payment, then (notwithstanding any other provision of the Indenture or this Security), payment of interest or principal (and premium, if any) due on this Security need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day at the Place of Payment, with the same force and effect as if made on the Interest Payment Date or on the Redemption Date or at Stated Maturity, provided that no interest shall accrue on such unpaid interest or principal (and premium, if any) for the period from and after such Interest Payment Date, Redemption Date or Stated Maturity, as the case may be.

     If, as specified on the face hereof, this Security is not an Original Issue Discount Security and is redeemable, this Security is subject to redemption at any time on or after the Redemption Commencement Date specified on the face hereof, as a whole or in part, at the election of the Company, at the applicable redemption price (as described below) plus accrued interest to the date fixed for redemption. Such redemption price shall be the Redemption Percentage of the principal amount hereof specified on the face hereof for the twelve-month period commencing on the Redemption Commencement Date and shall decline for the twelve-month period commencing on each anniversary of the Redemption Commencement Date by a percentage of principal amount equal to the Annual Redemption Percentage Reduction specified on the face hereof until such redemption price is 100% of the principal amount of this Security to be redeemed.

     If, as specified on the face hereof, this Security is an Original Issue Discount Security and is redeemable, this Security is subject to redemption at any time on or after the Redemption Commencement Date specified on the face hereof, as a whole or in part, at the election of the Company at the Amortized Face Amount of this Security as of the date fixed for redemption plus accrued interest, if any, to the date fixed for redemption. The "Amortized Face Amount" of this Security shall be the amount equal to (a) the Issue Price specified on the face hereof multiplied by the face amount hereof plus (b) that portion of the difference between such amount and the face amount hereof that has accrued at the Yield to Maturity (specified on the face hereof) (computed in accordance with generally accepted United States bond yield computation principles) at the date as of which the Amortized Face Amount is calculated, but in no event shall the Amortized Face Amount of this Security exceed its stated principal amount.

     Notice of redemption shall be given by mail to Holders of Securities, not less than 30 days nor more than 60 days prior to the date fixed for redemption, all as provided in the Indenture.

     In the event of redemption of this Security in part only, a new Security or Securities of this series, of like tenor of any authorized denomination for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

     If, as specified on the face hereof, this Security is not an Original Issue Discount Security and if an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of this Security of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

     If, as specified on the face hereof, this Security is an Original Issue Discount Security and if an Event of Default with respect to Securities of this series shall occur and be continuing, the Amortized Face Amount of this Security may be declared due and payable in the manner and with the effect provided in the Indenture. Upon payment (i) of the amount of principal so declared due and payable and (ii) of interest on any overdue principal and overdue interest (in each case to the extent that the payment of such interest shall be legally enforceable), all of the Company's obligations in respect of the payment of the principal of and interest, if any, on this Security shall terminate.

     The Indenture contains provisions for defeasance at any time of the Company's obligations in respect of (i) the entire indebtedness of this Security or (ii) certain restrictive covenants with respect to this Security, in each case upon compliance with certain conditions set forth therein.

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the

Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of the Securities at the time Outstanding of each series to be affected and, for certain purposes, without the consent of the Holders of any Securities at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

     No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

     As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of (and premium, if any) and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Securities of this series, of like tenor and of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

     The Securities of this series are issuable only in registered form without coupons in denominations of $1,000 and any amount in excess thereof which is an integral multiple of $1,000. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

     No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered in the Security Register as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

     The Securities shall be governed by and construed in accordance with the laws of the State of New York, without regard for principles of conflicts of law.

     All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

     As provided in the Indenture, no recourse shall be had for the payment of the principal of or premium, if any, or interest on any Securities, or any part thereof, or for any claim based thereon or otherwise in respect thereof, or of the indebtedness represented thereby, or upon any obligation, covenant or agreement under this Security or the Indenture, against, and no personal liability whatsoever shall attach to, or be incurred by, any incorporator, stockholder, officer or director, as such, past, present or future of the Company or of any predecessor or successor corporation (either directly or through the Company or a predecessor or successor corporation), whether by virtue of any constitutional provision, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly agreed and understood that the Indenture and all the Securities are solely corporate obligations and that any such personal liability is hereby expressly waived and released as a condition of, and as a part of the consideration for, the execution of the Indenture and the issuance of the Securities.

                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION

     This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.


Dated: __________________________


                                        THE CHASE MANHATTAN BANK, as Trustee



                                        By: ____________________________________
                                            Authorized Officer

     FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfer unto


________________________________________________________________________________
    [Please insert social security or other identifying number of assignee]


________________________________________________________________________________
            [Please print or typewrite name and address of assignee]


________________________________________________________________________________


the within Security of LEGGETT & PLATT, INCORPORATED and does hereby irrevocably constitute and appoint _________________________, Attorney, to transfer said Security on the books of the within-mentioned Company, with full power of substitution in the premises.


Dated: ______________________________



                                            ____________________________________
                                            Notice: The signature to this
                                            assignment must correspond with the
                                            name as written upon the face of the
                                            Security in every particular without
                                            alteration or enlargement or any
                                            change whatsoever.